UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

APPLE HOSPITALITY REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 East Main Street, Richmond, VA 23219
(Address of principal executive offices)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality REIT, Inc. (the “Company”) is filing this report in accordance with Items 5.02 of Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

Departure of Directors

On October 9, 2014, James Barden, Kent Colton, Michael Waters and Robert Wily each notified the Company of his respective intention to retire from the Board of Directors (the “Board”) of the Company effective January 1, 2015. Messrs. Barden, Colton, Waters and Wily did not resign pursuant to any disagreement with the Company.  At the time of their respective resignations, Mr. Barden was a member of the Audit Committee and Compensation Committee; Mr. Colton was a member of the Audit Committee and Nominating and Corporate Governance Committee (the “Governance Committee”); Mr. Waters was a member and Chair of the Audit Committee; and Mr. Wily was a member of the Executive Committee, Governance Committee and Compensation Committee.

Election of Directors

On October 9, 2014, the Board, with the recommendation of the Governance Committee, appointed Jon Fosheim, L. Hugh Redd, Daryl Nickel and Justin Knight (also currently the Company’s President and Chief Executive Officer) to the Board to fill the vacancies created by the retirement of Messrs. Barden, Colton, Waters and Wily. The appointment of Messrs. Fosheim, Redd, Nickel and Knight to the Board will be effective as of January 1, 2015.

Additionally, the Board approved the appointment of Messrs. Fosheim, Nickel, Redd and Knight to the following committees of the Board, also effective as of January 1, 2015:

•	Jon Fosheim: Audit Committee and Governance Committee;
•	L. Hugh Redd: Audit Committee (as Chair) and Compensation Committee;
•	Daryl Nickel: Executive Committee, Governance Committee and Compensation Committee; and
•	Justin Knight: Executive Committee.

Additional information about Messrs. Fosheim, Redd, Nickel and Knight is provided below:

Jon A. Fosheim. Jon Fosheim, 63, was the Chief Executive Officer of Oak Hill REIT Management, LLC from 2005 until he retired in 2011.  Oak Hill REIT Management, LLC is a hedge fund specializing in REIT investments. From 1985 until 2005, Mr. Fosheim was a Principal and Co-founder of Green Street Advisors.  Prior to that, Mr. Fosheim worked in institutional sales at Bear Stearns & Co. and worked in the tax department at Touche Ross and Co. (now Deloitte LLP). Mr. Fosheim attended the University of South Dakota, earning BA, MBA, and JD degrees.

L. Hugh Redd. L. Hugh Redd, 57, was the Senior Vice President and Chief Financial Officer of General Dynamics Corporation until December 31, 2013. He had worked for General Dynamics Corporation since 1986, serving as a Senior Financial Analyst and also as Vice President and Controller of General Dynamics Land Systems in Sterling Heights, Michigan. He received a bachelor’s degree in accounting from Brigham Young University and a master’s degree in professional accounting from the University of Texas. He also is a Certified Public Accountant.

Daryl Nickel. Daryl Nickel, 70, completed a 22-year career at Marriott International, Inc. in 2009. He served as a corporate officer of Marriott International from 1998 until his retirement and as Executive Vice President, Lodging Development, Select Service and Extended Brands, since 2001. Since 2011, Mr. Nickel also has served as a consultant to White Peterman Properties, Inc., a hotel development company. From 2011 until July 2014, Mr. Nickel served as a consultant to Whiteco Pool Solutions, a saline pool systems company. From 2009 to 2010, Mr. Nickel served as a consultant to Apple Fund Management, Inc., currently a subsidiary of the Company. Mr. Nickel graduated from Georgetown Law School and earned his bachelor’s degree from Washburn University. Between college and law school, Mr. Nickel served in the U.S. Navy.

Justin Knight. Justin Knight, 41, has served as President of the Company since its inception and was appointed Chief Executive Officer of the Company in May 2014. Mr. Knight has also served as President of Apple REIT Ten, Inc. since its inception. In addition, Mr. Knight served as President of Apple REIT Seven, Inc. and Apple REIT Eight, Inc. until their mergers with the Company were completed in March 2014. Mr. Knight also served as President of Apple Hospitality Two, Inc. until it was sold to an affiliate of ING Clarion in May 2007, as President of Apple Hospitality Five, Inc. until it was sold to Inland American Real Estate Trust, Inc. in October 2007, and as President of Apple REIT Six, Inc. until it merged with an affiliate of Blackstone Real Estate Partners VII in May 2013. Mr. Knight joined the Apple REIT companies in 2000. Mr. Knight currently serves on the Board of Trustees for Southern Virginia University in Buena Vista, Virginia. Mr. Knight serves on the Marriott Owners Advisory Council, the Residence Inn Association Board and the American Hotel and Lodging Association Board of Directors. Mr. Knight holds a Master of Business Administration degree with an emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah.

Justin Knight is the son of Glade M. Knight, the Company’s Executive Chairman, and the brother of Nelson Knight, the Company’s Executive Vice President and Chief Investment Officer.

For additional information concerning the Company’s related party transactions, see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

In connection with their election as non-employee members of the Board, Messrs. Fosheim, Redd, and Nickel each will receive compensation pursuant to a new compensation plan (the “Plan”) approved by the Board on October 9, 2014.  The Plan, which was developed by the Governance Committee and is effective as of June 1, 2014, includes: (i) a $140,000 annual retainer, with $60,000 paid in cash and $80,000 paid in vested stock grants, paid in quarterly installments (the first year of the new compensation under the Plan will be paid entirely in cash), and (ii) a $1,000 fee for each meeting of the Board or any committee of the Board in excess of eight meetings per year for each of the Board or applicable committee (measured from June 1 through May 31 of the following year). Additionally, the chairman of the Audit Committee is entitled to receive an additional annual retainer fee of $7,000 and the chairmen of the Compensation Committee and the Governance Committee are each entitled to receive an additional annual retainer fee of $5,000, each paid in cash in quarterly installments. Messrs. Fosheim, Redd and Nickel will receive compensation as described above on a pro rata basis for their service during the compensation measurement period running from June 1, 2014 through May 31, 2015.

Justin Knight will receive no compensation from the Company for his services as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE HOSPITALITY REIT, INC.

By:      /s/ Justin G. Knight
Justin G. Knight
President and Chief Executive Officer

Date: October 16, 2014